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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                             EXCLUSIVE DEVELOPMENT,
                     COMMERCIALIZATION AND LICENSE AGREEMENT

                                 BY AND BETWEEN

                                MERCK & CO., INC.

                                       AND

                       NASTECH PHARMACEUTICAL COMPANY INC.

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         EXCLUSIVE DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

This Exclusive Development, Commercialization and License Agreement (this "AGREEMENT") is effective as of September 24, 2004 (the "EFFECTIVE DATE"), and is entered into by and between MERCK & CO., INC., a corporation organized and existing under the laws of New Jersey ("MERCK"), and NASTECH PHARMACEUTICAL COMPANY INC., a corporation organized and existing under the laws of Delaware ("NASTECH").

                                    RECITALS:

WHEREAS, Nastech has developed Nastech Know-How (as hereinafter defined) and has rights to Nastech Patent Rights (as hereinafter defined) with respect to the nasal formulation and administration of PYY (3-36) (as hereinafter defined);

WHEREAS, Merck and Nastech desire to enter into a collaboration to develop Nasal Formulations (as hereinafter defined) and Product (as hereinafter defined) upon the terms and conditions set forth herein;

WHEREAS, Merck desires to obtain from Nastech, and Nastech desires to grant to Merck, an exclusive license under the Nastech Patent Rights and Nastech Know-How with respect to Nasal Formulations and Product, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1 DEFINITIONS.

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1 "ACT" shall mean, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. Sections 301 et seq., and/or the Public Health Service Act, 42 U.S.C. Sections 262 et seq., as such may be amended from time to time.

1.2 "AFFILIATE" shall mean (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by Merck or Nastech; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of Merck or Nastech; or
      (iii) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or business entity described in (i) or (ii).

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1.3   "ALLIANCE MANAGER" shall have the meaning given such term in Section
      3.4.4.

1.4 "CALENDAR QUARTER" shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.5 "CALENDAR YEAR" shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.6 "CHANGE OF CONTROL" shall mean with respect to a Party: (1) the sale of all or substantially all of such Party's assets or business relating to this Agreement; (2) a merger, reorganization or consolidation involving such Party in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least [***] of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (3) a person or entity, or group of persons or entities, acting in concert acquire more than [***] of the voting equity securities or management control of such Party.

1.7   "CLINICAL SUPPLIES" shall have the meaning given such term in Section
      3.6.1.

1.8 "CLINICAL TRIAL" shall mean a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, and/or post-approval clinical trial.

1.9 "COMBINATION PRODUCT" shall mean a Product which includes one or more active ingredients other than PYY (3-36) in combination with PYY (3-36).

1.10  "COMPETING PHARMA" shall have the meaning given such term in Section 1.11.

1.11 "COMPETING PHARMA CHANGE OF CONTROL" shall mean a Change of Control in which a company or group of companies acting in concert (collectively a "COMPETING PHARMA") (a) for whom collective worldwide sales of ethical pharmaceutical products in the Calendar Year that preceded the Change of Control were [***], or (b) have a research, development or commercialization program for a [***], is the acquirer (by asset purchase, merger, consolidation, reorganization or otherwise) as part of such Change of Control.

1.12 "COMPETITIVE PRODUCT" shall mean a product for nasal administration containing PYY (3-36) [***], in each case other than Product.

1.13 "CONTINUED MANUFACTURING FAILURE" shall have the meaning given such term in the Supply Agreement.

1.14 "CONTROL", "CONTROLS" OR "CONTROLLED BY" shall mean with respect to any item of or right under Nastech Patent Rights or Nastech Know-How, the possession of (whether by ownership or license, other than pursuant to this Agreement) or the ability of a Party to grant access to, or a license or sublicense of, such items or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

1.15 "CO-PROMOTION AGREEMENT" shall have the meaning given such term in Section 3.4.3.

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COMMISSION.]

1.16  "DEVELOPMENT PLAN" shall have the meaning given such term in Section 2.1.

1.17 "DEVELOPMENT PROGRAM" shall mean the development activities undertaken by the Parties hereto as set forth in Article 2.

1.18 "EMEA" shall mean the European Medicines Evaluation Agency and the Committee for Proprietary Medicinal Product and any successor governmental authority having substantially the same authority.

1.19  "EU MARKET" shall mean any one of the following countries: the [***].

1.20 "FIRST COMMERCIAL SALE" shall mean, with respect to any Product, the first sale for end use or consumption of such Product in a country after all required approvals, including Marketing Authorization, have been granted by the Regulatory Authority of such country, excluding, however, any sale or other distribution for use in a Clinical Trial.

1.21  [***] shall have the meaning given such term in the Supply Agreement.

1.22 "IMPROVEMENT" shall mean any enhancement, whether or not patentable, in the manufacture, formulation, ingredients, preparation, presentation, means of delivery, dosage or packaging of Nasal Formulations or Product.

1.23 "IND" shall mean an Investigational New Drug application, Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.24 "INFORMATION" shall mean any and all information and data, including without limitation all Merck Know-How, all Nastech Know-How, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

1.25 "INVENTION" means any process, method, composition of matter, article of manufacture, discovery or finding that is conceived and/or reduced to practice in the course of and arising from the Development Program.

1.26 "JOINT INFORMATION AND INVENTIONS" shall mean all discoveries, Improvements, processes, methods, protocols, formulas, data, Inventions, know-how and trade secrets, patentable or otherwise, arising from the Development Program developed or invented jointly by employees of Merck and Nastech or others acting on behalf of Merck and Nastech.

1.27 "JOINT INVENTIONS PATENT RIGHTS" shall mean any and all patents and patent applications in the Territory (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) which during the term of this Agreement are Controlled by Merck which claim or cover Joint Information and Inventions; or are divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection

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      certificates, and the like of any such patents and patent applications and foreign equivalents thereof.

1.28 "MARKETING AUTHORIZATION" shall mean all approvals necessary to market and sell a Product in any country (including without limitation all applicable pricing and governmental reimbursement approvals even if not legally required to sell Product in a country).

1.29 "MERCK INFORMATION AND INVENTIONS" shall mean all discoveries, Improvements, processes, methods, protocols, formulas, data, Inventions, know-how and trade secrets, patentable or otherwise, arising from the Development Program developed or invented solely by employees of Merck or other persons not employed by Nastech acting on behalf of Merck.

1.30 "MERCK KNOW-HOW" shall mean any information and materials, including but not limited to, discoveries, Improvements, processes, methods, protocols, formulas, data, inventions (including without limitation Merck's Information and Inventions and Merck's rights in Joint Information and Inventions), know-how and trade secrets, patentable or otherwise, which during the term of this Agreement, (i) are in Merck's possession or control, (ii) are not generally known and (iii) are in Merck's opinion necessary to Nastech in the performance of its obligations under the Development Program.

1.31  "[***]" shall have the meaning given such term in Section [***].

1.32  "[***]" shall have the meaning given such term in Section [***].

1.33 "NASAL FORMULATIONS" shall mean the PYY (3-36) nasally administrated formulations [***].

1.34 "NASTECH INFORMATION AND INVENTIONS" shall mean all discoveries, Improvements, processes, methods, protocols, formulas, data, Inventions, know-how and trade secrets, patentable or otherwise, arising from the Development Program developed or invented solely by employees of Nastech or other persons not employed by Merck acting on behalf of Nastech.

1.35 "NASTECH KNOW-HOW" shall mean all information and materials, including but not limited to, discoveries, Improvements, processes, methods, protocols, formulas, data, inventions (including without limitation Nastech Information and Inventions and Nastech's rights in Joint Information and Inventions), know-how and trade secrets, patentable or otherwise, which during the term of this Agreement (i) are in the possession or control of Nastech or its Affiliates, (ii) are not generally known and (iii) are necessary or useful to Merck in connection with the Development Program and the research, development, manufacture, marketing, use or sale of Nasal Formulations or Products for any and all purposes in the Territory.

1.36  "[***]" shall mean [***].

1.37 "NASTECH PATENT RIGHTS" shall mean any and all patents and patent applications in the Territory (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) which during the term of this Agreement are Controlled by Nastech, including but not limited to those listed on
      Schedule 1.37 (i) one or more claims of which would be infringed by, but for the license granted herein, the development, use, making, offering to sell, sale or import of a Nasal Formulations and/or Product, including without

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      limitation, Improvements; or (ii) which claim or cover Nastech Information and Inventions; or (iii) are divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, and the like of any such patents and patent applications, and United States and foreign equivalents thereof.

1.38 "NDA" shall mean a New Drug Application, Biologics License Application, Worldwide Marketing Application, Marketing Application Authorization, filing pursuant to Section 510(k) the Act or similar application or submission for Marketing Authorization of a Product filed with a Regulatory Authority to obtain marketing approval for a biological, pharmaceutical or diagnostic product in that country or in that group of countries.

1.39 "NET SALES" shall mean the gross invoice price of Product sold by Merck or its Related Parties to the first Third Party after deducting, if not previously deducted, from the amount invoiced or received:

      1.39.1 trade and quantity discounts other than early pay cash discounts;

      1.39.2 returns, rebates, chargebacks and other allowances;

      1.39.3 retroactive price reductions that are actually allowed or granted;

      1.39.4 sales commissions paid to Third Party distributors and/or selling agents (which shall not include contract sales organizations);

      1.39.5 a fixed amount equal to [***] of the amount invoiced to cover bad debt, sales or excise taxes, early payment cash discounts, transportation and insurance, custom duties, and other governmental charges; and

      1.39.6 [***].

             With respect to sales of Combination Products, Net Sales shall be calculated [***]. In the event that Product is sold only as a Combination Product, Net Sales shall be calculated [***] shall be determined in accordance with Merck's regular accounting methods, consistently applied. The deductions set forth in subsections
             1.39.1 through 1.39.6 above will be applied using the same proportional allocation stated above in calculating Net Sales for a Combination Product. In the event that Product is sold only as a Combination Product and either Party reasonably believes that the calculation set forth in this paragraph does not fairly reflect the value of the Product relative to the other active ingredients in the Combination Product, the Parties shall negotiate, in good faith, other means of calculating Net Sales with respect to Combination Products.

1.40  "[***]" shall have the meaning given such term in Section [***].

1.41  "[***]" shall have the meaning given such term in Section [***].

1.42 "PARTY" shall mean Merck or Nastech, and "PARTIES" shall mean Merck and Nastech.

1.43 "PATENT RIGHTS" shall mean Nastech Patent Rights and Joint Inventions Patent Rights.

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1.44  "PHASE I CLINICAL TRIAL" shall mean a human clinical trial in any country that is intended to initially evaluate the safety and/or pharmacological or antigenic effect of a Product in human subjects or that would otherwise satisfy the requirements of 21 CFR 312.21(a) and shall also include the [***].

1.45 "PHASE II CLINICAL TRIAL" shall mean a human clinical trial in any country that is intended to initially evaluate the effectiveness of a Product for a particular indication or indications in human subjects with the disease or indication under study or that would otherwise satisfy the requirements of 21 CFR 312.21(b). Notwithstanding anything else to the contrary in this Agreement, "Phase II Clinical Trial" shall not include the [***].

1.46 "PHASE III CLINICAL TRIAL" shall mean a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a Product as a basis for a Marketing Application or that would otherwise satisfy the requirements of 21 CFR 312.21(c). Notwithstanding anything else to the contrary in this Agreement, "Phase III Clinical Trial" shall not include the [***].

1.47  [***].

1.48 "PRODUCT" shall mean any pharmaceutical preparation in final form containing a Nasal Formulation (i) for sale by prescription, over-the-counter or any other method, or (ii) for administration to human patients in a Clinical Trial, for any and all purposes.

1.49 "PRODUCT DEVELOPMENT TEAM" or "PDT" shall have the meaning given such term in Section 2.2.

1.50  "PYY (3-36)" shall mean [***]

1.51 "REGULATORY AUTHORITY" shall mean any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a Product in the Territory, including, in the United States, the United States Food and Drug Administration and any successor governmental authority having substantially the same function and, in the EU Markets, without limitation the EMEA as permitted under applicable law.

1.52 "RELATED PARTY" shall mean each of Merck, its Affiliates, and permitted sublicensees (which term does not include distributors). Nastech shall be a "Related Party" for purposes of calculating royalties owing on net sales under Section 5.4 only to the extent that Nastech co-promotes Product in the US in accordance with Section 3.4.3.

1.53  "REVERTED PRODUCTS" shall have the meaning given such term in Section 8.2.

1.54 "SUPPLY AGREEMENT" shall mean that certain Supply Agreement by and between Merck and Nastech dated as of the Effective Date, as amended from time to time in accordance with its terms.

1.55 "TERRITORY" shall mean all of the countries in the world, and their territories and possessions.

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COMMISSION.]

1.56 "THIRD PARTY" shall mean an entity other than Merck and its Related Parties, and Nastech and its Affiliates.

1.57  [***].

1.58 "UNITED STATES" or "US" shall mean the fifty states of the United States of America and the District of Columbia, and shall exclude all other territories, protectorates and possessions of the United States of America (other than the District of Columbia).

1.59 "VALID PATENT CLAIM" shall mean a claim of an issued and unexpired patent included within the Patent Rights which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which is not appealable or has not been appealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

ARTICLE 2 DEVELOPMENT PROGRAM

2.1 GENERAL. Merck shall have responsibility for the development of Nasal Formulations and Products in the Territory within the scope of the rights granted to it hereunder and upon the terms and conditions set forth in this Agreement, and subject to Nastech's performance of its development obligations as set forth in this Article 2 and other obligations set forth in this Agreement. Development Program activities shall be conducted in accordance with a development plan which shall be established, and amended or otherwise modified from time to time, by the PDT in accordance with
      Section 2.2 (the "DEVELOPMENT PLAN"). Without limiting the foregoing, the Development Plan, may outline the major activities, goals and timelines for Product development which may include, without limitation, [***].

2.2 PRODUCT DEVELOPMENT TEAM. The working group responsible for the Development Program activities for the Product shall be Merck's Product Development Team (referred to herein as the "PRODUCT DEVELOPMENT TEAM" or "PDT") or its equivalent successor working group.

      2.2.1 Conduct. The PDT will operate in accordance with Merck procedures as they would apply to an internal Merck program at an equivalent stage of development having a similar commercial value. The PDT for the Product will be chartered by Merck through its usual process, within [***] days following the Effective Date. The functional composition of the PDT shall change from time to time as appropriate to the stage of development in conformance with Merck's established standards.

      2.2.2 Nastech Representation on PDT. Nastech may designate [***] (or such other reasonable number of Nastech employees as requested by Merck based upon the expertise then required for development activities) to participate on the PDT, which members shall have the appropriate expertise necessary to fulfill the then required PDT responsibilities. Nastech's designated members shall be incorporated to the team no later than [***] days following its charter or within [***] days of being designated, whichever is later.

      2.2.3 Responsibilities. The PDT is responsible for the design and implementation of all aspects of development activities for the Product and the Development Plan. The PDT shall also

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            be responsible for establishing and forecasting requirements for
            Clinical Supplies. The Development Plan, including the establishment of the development budget, shall be subject to ongoing revision through the normal activity of the PDT, all in accordance with Merck procedures as they would apply to an internal Merck program at an equivalent stage of development.

      2.2.4 Meetings of PDT. Merck shall be responsible for scheduling PDT meetings, preparing agendas and sending out notices of PDT meetings and agendas therefor. The PDT meetings may be held telephonically, by video-conference or in person at the appropriate Merck facility or such other location established by the PDT or agreed to by the Parties. Nastech shall receive regular updates on development activities through its direct participation of its members of the PDT and circulation of PDT meeting minutes.

      2.2.5 Strategic Oversight of PDT. All strategic and operational activities of the PDT, including without limitation, approval of the Development Plan and development budget, shall be subject to oversight and approval of Merck's existing product lifecycle committees applicable to an internal Merck program at an equivalent stage of development. The final decision on all strategic matters determined through Merck's product lifecycle committees shall reside with Merck.

2.3 CONDUCT OF DEVELOPMENT. Nastech and Merck shall each conduct its responsibilities under the Development Program in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations and all applicable good laboratory practices to attempt to achieve their objectives efficiently and expeditiously. Nastech and Merck each shall proceed diligently with the work set out in the Development Plan by using their respective good faith efforts to allocate sufficient time, effort, equipment and facilities to the Development Program and to use personnel with sufficient skills and experience as are required to accomplish the Development Program in accordance with the terms of this Agreement and this Article 2. In addition, if animals are used in research hereunder, each of the Parties will comply with the Animal Welfare Act or any other applicable local, state, national and international laws or regulations relating to the care and use of laboratory animals. Merck encourages Nastech to use the highest standards, such as those set forth in the Guide for the Care and Use of Laboratory Animals (NRC, 1996), for the humane handling, care and treatment of such research animals. Any animals which are used in the course of the Research, or products derived from those animals, such as eggs or milk, will not be used for food purposes, nor will these animals be used for commercial breeding purposes. Nastech shall notify Merck in writing of any deviations from applicable regulatory or legal requirements. Nastech hereby certifies that it will not and has not employed or otherwise used in any capacity the services of any person debarred under Section 21 USC 335a in performing any services hereunder.

      Merck shall be entitled to, and only with Merck's prior written consent Nastech may, utilize the services of Third Parties to perform their respective Development Program activities. Notwithstanding any such consent, both Parties shall remain at all times fully liable for its respective responsibilities under the Development Program. Without limiting the foregoing, Nastech shall ensure that its PDT representatives, its Alliance Managers, and any other Nastech employees or agents working on the Development Program on Nastech's behalf shall be subject to a written agreement to comply with the requirements of Section 2.8 and
      Section 4.1.

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2.4   DEVELOPMENT BUDGET. The development budget for Product shall be set forth in the Development Plan. [***].

2.5 NASTECH DEVELOPMENT PROGRAM RESPONSIBILITIES; MERCK FUNDING FOR NASTECH DEVELOPMENT ACTIVITIES.

      2.5.1 Responsibilities. Nastech shall provide Merck with reasonable assistance in the Development Program and Nastech shall, at the request of the PDT or Merck, perform activities under the Development Program in accordance with the Development Plan and the terms and conditions of this Agreement. At a minimum and without limiting the foregoing, Nastech shall, to the extent requested by Merck or the PDT: [***].

      2.5.2 Funding of Development.

            (a) Merck shall fund the costs of the Development Program as specified in the development budget under Section 2.4. Nastech shall apply any development funding it receives from Merck under this Agreement solely to carry out its development activities in accordance with the Development Plan, the development budget and the terms and conditions of this Agreement. Merck shall have no obligation to reimburse Nastech for any development activities conducted by Nastech prior to the Effective Date. Notwithstanding anything to the contrary in the foregoing, Nastech shall be compensated for its responsibilities and obligations under Section 3.6 and the Supply Agreement in accordance with the terms and conditions of such Section 3.6 and the Supply Agreement and not under this Section 2.5.

            (b) To assist the PDT and Merck in establishing and revising the development budget, upon the request of the PDT from time to time, Nastech shall provide estimates of costs Nastech expects to incur, and proposed work plans, for activities assigned to Nastech under the Development Program for the subsequent Calendar Year, or as otherwise requested by Merck.

            (c)   [***].

            (d) No later than [***] days following the conclusion of each Calendar Quarter, in which Nastech has performed work under the Development Plan, Nastech shall provide Merck with a report showing satisfactory performance of Nastech's obligations under the Development Program for such Calendar Quarter, and a reconciliation of the amounts actually incurred by Nastech for such work and the Development Cost Advance for such Calendar Quarter. [***].

2.6 EXCHANGE OF INFORMATION. Upon execution of this Agreement, and on an ongoing basis during the term of the Development Program, Nastech shall disclose to Merck in English and in writing all Nastech Know-How not previously disclosed. Merck shall promptly disclose to Nastech during the term of the Development Program all Merck Know-How.

2.7   RECORDS AND REPORTS.

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      2.7.1 RECORDS. Each of Merck and Nastech shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Development Program by such Party.

      2.7.2 COPIES AND INSPECTION OF RECORDS. Merck shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of Nastech referred to in subsection 2.7.1. Merck shall maintain such records and the information disclosed therein in confidence in accordance with Section 4.1. Merck shall have the right to arrange for its employees and/or consultants involved in the activities contemplated hereunder to visit the offices and laboratories of Nastech and any of its Third Party contractors of Nastech as permitted under Section 2.3 during normal business hours and upon reasonable notice, and to discuss the Development Program work and its results in detail with the technical personnel and consultants of Nastech. Upon request, Nastech shall provide copies of the records described in subsection
            2.7.1 above.

2.8 RESEARCH INFORMATION AND INVENTIONS. The entire right, title and interest in:

      2.8.1 Nastech Information and Inventions shall be owned solely by Nastech;

      2.8.2 Merck Information and Inventions shall be owned solely by Merck; and

      2.8.3 Joint Information and Inventions shall be owned solely by Merck. Nastech hereby assigns to Merck all right, title and interest it may have in any Joint Information and Inventions.

            Nastech shall promptly disclose to Merck the development, making conception or reduction to practice of Nastech Information and Inventions and Joint Information and Inventions.

2.9 MATERIALS. In order to facilitate the Development Program, each Party shall provide the other Party with sufficient quantities of material as set forth in the Development Plan ("MATERIALS"). Each Party shall use the Materials supplied by the other Party solely for the purposes of carrying out its respective activities under the Development Program in accordance with the terms of this Agreement and, consistent with the licenses granted to either party in this Agreement. Neither Party shall transfer, deliver or disclose any such Materials of the other Party, or any derivatives, analogs, modifications or components thereof, to any Third Party without the prior written approval of the providing Party, except that Merck may transfer Materials provided by Nastech without Nastech's prior written consent to Merck's Related Parties, agents and subcontractors for the purpose of carrying out the development and commercialization of Nasal Formulations and Products. The Materials are not to be used in humans, except as contemplated by this Agreement or the Development Plan and permitted by applicable law. Any unused Materials supplied by Merck to Nastech shall be, at Merck's option, either returned to Merck, or destroyed in accordance with instructions by Merck. Notwithstanding anything else to the contrary in this Section 2.9, Nastech's supply of Nasal Formulations or Product for Clinical Supplies or commercial supply shall be subject to Section 3.6.1, in the case of Clinical Supplies and
      Section 3.6.2 and the Supply Agreement in the case of commercial supply.

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

2.10 NASTECH EXCLUSIVE PYY (3-36) EFFORTS. During the [***] Nastech will not [***] (a) any product containing [***]; or (b) any product that [***]. If Nastech develops a product described in the foregoing that is not a Nasal Formulation or Product or otherwise covered by the license grants set forth in Section 3.1, then, at Merck's option, Merck and Nastech shall [***]. In the event that (1) Merck and/or its Affiliates develop, other than in the course of the Development Program, any product [***] (a "NON-DEVELOPMENT PROGRAM PRODUCT") and (2) the making, having made, use, offer for sale, sale or import of such Non-Development Program Compound by Merck, its Affiliate or their respective licensees, would infringe during the term of this Agreement a claim of issued letters patent which Nastech owns or has the rights to license and which patents are not covered by the grant in Section 3.1, upon Merck's option, Nastech agrees to, [***].

2.11 USE OF HUMAN MATERIALS. If any human cell lines, tissue, human clinical isolates or similar human-derived materials ("HUMAN MATERIALS") have been or are to be collected and/or used in the Development Program, Nastech represents and warrants (i) that it has complied, or shall comply, with all applicable laws, guidelines and regulations relating to the collection and/or use of the Human Materials and (ii) that it has obtained, or shall obtain, all necessary approvals and appropriate informed consents, in writing, for the collection and/or use of such Human Materials. Nastech shall provide documentation of such approvals and consents upon Merck's request. Nastech further represents and warrants that such Human Materials may be used as contemplated in this Agreement without any obligations to the individuals or entities ("PROVIDERS") who contributed the Human Materials, including, without limitation, any obligations of compensation to such Providers or any other Third Party for the intellectual property associated with, or commercial use of, the Human Materials for any purposes.

ARTICLE 3 LICENSE; EXCHANGE OF INFORMATION; DEVELOPMENT AND COMMERCIALIZATION.

3.1   LICENSE GRANT.

      3.1.1 Development and Commercialization. Subject to the terms and conditions of this Agreement, Nastech hereby grants to Merck an exclusive license (even as to Nastech) in the Territory, with a right to sublicense, under Nastech Patent Rights, Nastech Information and Inventions and Nastech Know-How to develop, use, offer to sell, sell or import Nasal Formulations and Products for any and all purposes.

      3.1.2 Manufacturing. Subject to the terms and conditions of this Agreement, Nastech hereby grants to Merck (a) a non-exclusive license in the Territory, with a right to sublicense, under Nastech Patent Rights, Nastech Information and Inventions and Nastech Know-How, to make and have made Nasal Formulations and Products solely for the purpose of [***]; and (b) automatically effective upon Merck's exercise of its right to manufacture Product upon the occurrence of a Continued Manufacturing Failure, [***], an exclusive license (even as to Nastech) in the Territory, with a right to sublicense, under Nastech Patent Rights, Nastech Information and Inventions and Nastech Know-How, to make and have made Nasal Formulations and Products for any and all purposes; provided that, [***].

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      3.1.3 Grant to Nastech. Subject to the terms and conditions of this Agreement, Merck hereby grants to Nastech a non-exclusive, royalty-free license, without the right to sublicense, under Merck Information and Inventions, Merck Know-How, Joint Inventions Patent Rights and Joint Information and Inventions solely to perform (a) Nastech's obligations under the Development Program in accordance with Article 2, (b) Nastech's co-promotion obligations in the United States in accordance with Section 3.4.3; and (c) Nastech's obligations to manufacture and supply Nasal Formulations and Product in accordance with Section 3.6.

      3.1.4 Nastech Retained Rights. Subject to the terms and conditions of this Agreement, (a) Nastech shall retain the rights under Nastech Patent Rights, Nastech Information and Inventions and Nastech Know-How as necessary with respect to Nasal Formulation and Products solely to perform (i) Nastech's obligations under the Development Program in accordance with Article 2, and (ii) Nastech's co-promotions obligations in the United States in accordance with Section 3.4.3; and (b) for the purposes of clarity, the Parties acknowledge that Nastech is not granting under Sections 3.1.1 or 3.1.2, and that Nastech retains the right to itself practice, Nastech Patent Rights, Nastech Information and Inventions and Nastech Know-How, for purposes other than with respect to Nasal Formulations or Product. Nastech covenants that it shall not use or permit its Affiliates or Third Parties to use (directly or indirectly whether through a license or otherwise) any of its retained rights to develop, use, make, have made, offer to sell, sell or import Nasal Formulations or Products other than with Merck under this Agreement.

      3.1.5 Grant to Nastech in Joint Information and Inventions. Subject to the terms and conditions of this Agreement, Merck hereby grants to Nastech a non-exclusive, royalty free, perpetual license in the Territory under Joint Inventions Patent Rights and Joint Information and Inventions for any and all purposes other than with respect to Nasal Formulations and Products. Nastech covenants that it shall not use or permit its Affiliates or Third Parties to use (directly or indirectly whether through a license or otherwise) Joint Inventions Patent Rights or Joint Information and Inventions to develop, use, make, have made, offer to sell, sell or import Nasal Formulations or Products other than in accordance with Section 3.1.3 under this Agreement.

      3.1.6 Merck Rights in Development Program Intellectual Property for Other Purposes. Subject to the terms and conditions of this Agreement, Nastech hereby grants to Merck a royalty free, perpetual non-exclusive license in the Territory under Nastech Information and Inventions, with a right to sublicense, for any and all uses, including but not limited to, to develop, make, have made, use, offer to sell, sell or import any compound or product other than a Nasal Formulation or Product.

3.2 NON-EXCLUSIVE LICENSE GRANT. In the event the making, having made, use, offer for sale, sale or import by Merck, or Merck's Related Parties of Nasal Formulations or Product(s) would infringe during the term of this Agreement a claim of issued letters patent which Nastech owns or has the rights to license and which patents are not covered by the grant in
      Section 3.1, Nastech hereby grants to Merck, to the extent Nastech is legally able to do so, a non-exclusive, sublicensable, royalty-free license in the Territory under such issued letters patent solely for Merck to develop, make, have made, use, sell, offer for sale or import Nasal Formulations and Products in the Territory.

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COMMISSION.]

3.3 NO IMPLIED LICENSE. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any patents or patent applications owned or controlled by the other Party or its Affiliates.

3.4   DEVELOPMENT AND COMMERCIALIZATION.

      3.4.1 Merck Diligence Obligations. Merck shall use reasonable efforts, consistent with the usual practice followed by Merck in pursuing the commercialization and marketing of its other pharmaceutical products of a similar commercial value, at its own expense, to develop and commercialize a Product on a commercially reasonable basis in such countries in the Territory where in Merck's opinion it is commercially viable to do so.

      3.4.2 Development and Commercialization Responsibilities.

            (a) Generally. Subject to the terms and conditions of this Agreement, Merck shall have responsibility for development, regulatory filings (subject to Section 3.4.2(b)), marketing and commercialization of Product in the Territory, subject to Nastech obligations under the Development Program in accordance with Article 2 and Nastech's rights and obligations to co-promote Product in the United States in accordance with
                  Section 3.4.3).

            (b) Regulatory. Within [***], or an appropriate time later than such time as reasonably determined by Merck, Nastech shall [***], provide Merck with a [***], and/or take such other steps with respect to [***] Merck may reasonably determine necessary. Merck shall be solely responsible (subject to Nastech's fulfillment of its obligations as set forth in this
                  Section 3.4.2(b) and Article 2) for all regulatory filings and regulatory compliance activities, and shall maintain the NDA and the IND [***] all regulatory filings will be held in the name of Merck, and Merck shall own all submissions in connection therewith. Merck shall have sole discretion as to the regulatory strategy and regulatory decision making for any Nasal Formulation or Product.

      3.4.3 Nastech Co-Promotion Right in United States. Nastech shall have the option to participate in the co-promotion of Product with Merck [***] in the United States only as described in, and subject to the terms and conditions set forth in Schedule 3.4; provided that Nastech notifies Merck of its intent to exercise its option to co-promote in accordance with this Section 3.4.3 no less than [***] months prior to [***] in the United States. If the foregoing conditions are satisfied, Nastech and Merck shall negotiate and enter into a mutually acceptable definitive written agreement (a "CO-PROMOTION AGREEMENT") regarding Nastech's Detailing (as described in Schedule 3.4) no later than [***] months prior to [***] in the United States which, unless otherwise mutually agreed, shall be subject to and include the terms and conditions specified in
            Schedule 3.4.

      3.4.4 Nastech Right to Appoint Alliance Manager. In the event that Nastech exercises its option to co-promote Product in the United States in accordance with Section 3.4.3, Nastech may nominate a Nastech employee (the "ALLIANCE MANAGER") who may attend

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COMMISSION.]

            and represent Nastech during Merck's [***] with respect to the marketing of Products in the United States to be held in accordance with the [***] of Merck. The Alliance Manager may offer advice at such [***] and may engage in ongoing discussions with Merck's designated marketing representative leading up to such [***]. The Alliance Manager shall be responsible for communicating [***] subject of [***] to Nastech sales representatives. Notwithstanding anything to the contrary in the foregoing, the Parties acknowledge and agree that Merck shall have sole control over all marketing and commercialization of Product in the Territory.

3.5 EXCUSED PERFORMANCE. In addition to the provisions of Article 6, the obligations of Merck with respect to any Product under Section 3.4 are expressly conditioned upon the continuing absence of any adverse condition or event relating to the safety or efficacy of the Product, and the obligation of Merck to develop or market any such Product shall be delayed or suspended so long as in Merck's opinion any such condition or event exists.

3.6   SUPPLY OF PRODUCT AND NASAL FORMULATION; MANUFACTURING TECHNOLOGY
      TRANSFER.

      3.6.1 Clinical Supply.

            (a) Nastech agrees to manufacture and supply Merck and its Related Parties requirements for clinical quantities of Nasal Formulation and Products in the Territory for use in Clinical Trials and the Development Program by Merck, its Related Parties and Nastech, as the case may be ("CLINICAL SUPPLIES"). Merck will reimburse Nastech [***]. The PDT shall provide Nastech with a forecast of such requirements via the Development Plan or as may otherwise be communicated to Nastech. For the purposes of this Section 3.6.1, "manufacturing" shall include all operations involved in the receipt, incoming inspections, storage and handling of materials and the manufacturing (including formulation and filling), packaging, labeling, warehousing, quality control testing (including in-process, release and stability testing), releasing, and shipping of Nasal Formulations and Product.

            (b) Nastech represents, warrants and covenants that Clinical Supplies supplied hereunder shall (i) meet the specifications established by the PDT for such Nasal Formulations and/or Product; and (ii) be manufactured in accordance with all applicable laws, rules and regulations, including, without limitation, all current governmental regulatory requirements concerning cGMP (including, without limitation, the requirements of 21 CFR Parts 210 and 211 and cGMP requirements concerning documentation, reports and record keeping) and the Animal Welfare Act (as applicable).

            (c) Nastech shall notify Merck in writing of any deviations from applicable regulatory or legal requirements relating to Clinical Supplies. Nastech hereby represents, warrants and covenants that that it will not, and has not, employed or otherwise used in any capacity the services of any person debarred under Section 21 USC 335a in performing any portion of the manufacture of Clinical Supplies.

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COMMISSION.]

            (d) Nastech shall maintain complete and accurate records of all relevant data and information relating to the performance by Nastech of its obligations under this Section 3.6.1. At Merck's request, Nastech shall provide to Merck copies of all documentation and data relating to the manufacture of Clinical Supplies or shall permit Merck to inspect and copy such documentation and data. Nastech shall maintain original batch records for [***] years and, at such time thereafter as Nastech intends to dispose of such batch records, Nastech shall notify Merck in advance, and will permit Merck, at its discretion, to take possession of such batch records.

      3.6.2 Commercial Supply. Nastech agrees to manufacture and supply Merck and its Related Parties requirements for commercial quantities of Product in the Territory for sale by Merck and its Related Parties (including Nastech in the United States to the extent Nastech co-promotes Product in accordance with Section 3.4.3). Merck will reimburse Nastech for such supply as set forth in the Supply Agreement. Notwithstanding anything to the contrary herein, such supply obligations shall be subject to the terms and conditions of the Supply Agreement. Upon completion of the validation of the manufacturing process for Nasal Formulations and Products, Nastech shall, [***], deliver to Merck a complete technical package containing the Nastech Know-How necessary or useful for the manufacture of the Nasal Formulations and Products. [***].

3.7 TERMS OF LOAN TO NASTECH FOR MANUFACTURING [***]. Upon the occurrence of [***] and Merck delivery of the Expansion Notice (as defined in the Supply Agreement) to Nastech, all in accordance with Section 2.4 of the Supply Agreement, Merck agrees to loan Nastech up to [***] (the "MAXIMUM LOAN AMOUNT") which shall be subject to the following terms and conditions:

      3.7.1 [***];

      3.7.2 [***];

      3.7.3 [***];

      3.7.4 [***];

      3.7.5 [***];

      3.7.6 [***];

      3.7.7 Merck shall be entitled to fully set off and credit any amounts past due from Nastech under the loan against any amounts payable by Merck to Nastech; and

      3.7.8 The Parties shall in good faith negotiate appropriate agreements and other documentation to reflect the foregoing terms (which may include but shall not be limited to, appropriate and customary promissory note(s), security agreement(s), UCC-1 and/or mortgages) to include other appropriate and customary terms for similar loan transactions.

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COMMISSION.]

ARTICLE 4 CONFIDENTIALITY AND PUBLICATION.

4.1 NONDISCLOSURE OBLIGATION. All Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to non-Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Information:

      4.1.1 is known by receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party's business records;

      4.1.2 is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;

      4.1.3 is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party;

      4.1.4 is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party's business records;

      4.1.5 is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

      4.1.6 is deemed necessary by Merck to be disclosed to Related Parties, agents, consultants, and/or other Third Parties for any and all purposes Merck and its Affiliates deem necessary or advisable in the ordinary course of business in accordance with this Agreement on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that are substantially no less stringent than those confidentiality and non-uses provisions contained in this Agreement; provided the term of confidentiality for such Third Parties shall be no less than [***].

      Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

      If a Party is required by judicial or administrative process to disclose Information that is subject to the non-disclosure provisions of this
      Section 4.1 or Section 4.2, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 4.1 and Section 4.2, and the Party disclosing Information pursuant to law or court order shall take all steps reasonably necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Information.

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COMMISSION.]

4.2 NASTECH KNOW-HOW. Nastech agrees to keep all Nastech Know-How confidential subject to those exceptions stated in Section 4.1 above; provided that Nastech shall be permitted to disclose Nastech Know-How as necessary to exercise rights Nastech has retained in the Nastech Know-How other than for Nasal Formulations or Product in accordance with Sections 3.1.1 and 3.1.4.

4.3 PUBLICATION. Nastech shall have no right to publish results of the Development Program. Merck shall have the right to publish results of the Development Program. For any Merck publication relating to Nasal Formulations and Product Merck shall conform to standard academic practices regarding authorship of scientific publications and recognition of contributions of Nastech. Merck and Nastech also recognize the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Section 4.1, Merck shall provide Nastech with an opportunity to review its proposed publications that disclose Nastech Patent Rights or Nastech Know-How at least [***] prior to submission for publication or presentation. Nastech shall have the right
      (a) to propose modifications to the publication or presentation for patent reasons or trade secret reasons or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If Nastech reasonably requests a delay for such reasons, Merck shall delay submission or presentation for a period of [***] to enable patent applications protecting each Party's rights in such information to be filed in accordance with Article 7. Upon expiration of such [***], Merck shall be free to proceed with the publication or presentation. If Nastech requests modifications to the publication or presentation for the foregoing reasons, Merck shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation.

4.4 PUBLICITY/USE OF NAMES. No disclosure of the existence of, or the terms of, this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by law. The Parties acknowledge and agree that, upon and following the Effective Date, one or both of the Parties intends to issue a press release announcing the execution of this Agreement. The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof; provided, however, that neither Party shall issue any such press releases without the other Party's consent, which may not be unreasonably withheld. Either Party may issue such press releases or otherwise make such public statements or disclosures (such as in annual reports to stockholders or filings with the Securities and Exchange Commission) as it determines, based on advice of counsel, are reasonably necessary to comply with applicable laws and regulations; provided, however, that a Party shall not issue any such press releases or make such statements or disclosures without the other Party's prior review and comment. In addition, following any initial press release(s) announcing this Agreement or other public disclosure approved by both Parties, either Party shall be free to disclose, without the other Party's prior written consent, the existence of this Agreement, the identity of the other Party and those terms of the Agreement which have already been publicly disclosed in accordance herewith.

ARTICLE 5 PAYMENTS; ROYALTIES AND REPORTS

5.1 UPFRONT CONSIDERATION FOR LICENSE. Merck shall make a one-time payment to Nastech equal to five million dollars ($5,000,000) within [***] of the Effective Date.

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COMMISSION.]

5.2 DEVELOPMENT PROGRAM FUNDING. In consideration for Nastech's performance of its obligations under the Development Program (which shall not include Nastech's obligations under the Supply Agreement or Nastech's obligations to supply Clinical Supplies in accordance with Section 3.6), upon the terms and conditions contained herein, Merck shall reimburse Nastech for expenses it has actually incurred in the performance of such activities and as previously approved by the PDT or Merck in accordance with Section 2.5, but only to the extent such amounts are set forth in the development budget as determined in accordance with Section 2.4. Reimbursements by Merck under the foregoing shall be payable as stated in Section 2.5.2.

5.3 MILESTONE PAYMENTS. Subject to the terms and conditions of this Agreement, upon the achievement of each milestone event identified in the following table, Merck shall pay to Nastech the corresponding milestone fee identified in the table below [***].

                                      [***]

      Merck shall notify Nastech in writing within [***] after the achievement of each of the foregoing milestones, and shall make the appropriate milestone payment within [***] thereafter for the first Product to reach such milestone event. The milestone payment shall be payable only upon the initial achievement of such milestone and no amounts shall be due hereunder for subsequent or repeated achievement of such milestone.

5.4   ROYALTIES.

      5.4.1 Royalties Payable by Merck. Subject to the terms and conditions of this Agreement, Merck shall pay to Nastech royalties on Net Sates of Product on a country-by-country basis in the following amounts:

            (a) so long as the [***] of the Product subject to such Net Sales would, but for the rights granted to Merck by Nastech in this Agreement, infringe a Valid Patent Claim [***]:

                                      [***]

            ; or

            (b) for Net Sales of Product other than those covered in subsection 5.4.1(a) above Merck shall pay Nastech a royalty equal to [***] of such Net Sales.

            Royalties on each Product at the rate set forth above shall be effective as of the date of First Commercial Sale of Products in a country and shall continue until either (i) the expiration of the last Valid Patent Claim which claims such Product or the Nasal Formulation contained in such Product [***], but for the rights granted to Merck by Nastech under this Agreement, the [***] of such Product would infringe, in the case of sales under subsection 5.4.1(a); or (ii) until the [***] of the First Commercial Sale in such country in the case of sales of Product under subsection 5.4.1(b), subject to the following conditions:

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COMMISSION.]

            (w) that only one royalty shall be due with respect to the same unit of Product;

            (x) that no royalties shall be due upon the sale or other transfer among Merck or its Related Parties, but in such cases the royalty shall be due and calculated upon Merck's or its Related Party's Net Sales to the first independent Third Party;

            (y) no royalties shall accrue on the sale or other disposition of Product by Merck or its related Parties for use in a Clinical Trial; and

            (z) no royalties shall accrue on the disposition of Product in reasonable quantities by Merck or its Related Parties as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose).

      5.4.2 CHANGE IN SALES PRACTICES. The Parties acknowledge that during the term of this Agreement, Merck's sales practices for the marketing and distribution of Product may change to the extent to which the calculation of the payment for royalties on Net Sales may become impractical or even impossible. In such event the Parties agree to meet and discuss in good faith new ways of compensating Nastech to the extent currently contemplated under Section 5.4.1.

      5.4.3 ROYALTIES FOR [***]. In those cases where Merck sells a Nasal Formulation contained in Product [***] to an independent Third Party, the royalty obligations of this Section 5.4 shall be applicable to the sale of [***].

      5.4.4 COMPULSORY LICENSES. If a compulsory license is granted to a Third Party with respect to Product in any country in the Territory with a royalty rate lower than the royalty rate provided by subsection 5.4.1, then the royalty rate to be paid by Merck on Net Sales in that country under subsection 5.4.1 shall be reduced to [***].

      5.4.5 THIRD PARTY LICENSES. [***]

            (a)   [***]; and

            (b)   (i) [***]; or

                  (ii) [***].

      5.4.6 [***] Notwithstanding anything else to the contrary in this Section 5.4, Merck shall not be required to make any royalty payments to Nastech on Net Sales in a country once a [***] sold by a party other than Merck or its Related Parties has or attains on a Calendar Year basis a market share of [***] or more of units of Product sold in such country of sale as measured by prescriptions or other similar information in the country of sale.

      5.4.7 [***]

5.5 REPORTS; PAYMENT OF ROYALTY. During the term of this Agreement following the First Commercial Sale of a Product, Merck shall furnish to Nastech a quarterly written report for the

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COMMISSION.]

      Calendar Quarter showing the Net Sales of all Products subject to royalty payments sold by Merck and its Related Parties in the Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the [***] day following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Merck shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

5.6   AUDITS.

      5.6.1 Upon the written request of Nastech and not more than once in each Calendar Year, Merck shall permit an independent certified public accounting firm of nationally recognized standing selected by Nastech and reasonably acceptable to Merck, at the Nastech's expense, to have access during normal business hours to such of the records of Merck as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than [***] months prior to the date of such request. The accounting firm shall disclose to Nastech only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Nastech.

      5.6.2 If such accounting firm correctly identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within [***] of the date Nastech delivers to Merck such accounting firm's written report so correctly concluding, or as otherwise agreed upon by the Parties. The fees charged by such accounting firm shall be paid by Nastech; provided, however, that if an audit uncovers an underpayment of royalties by Merck [***], then the fees of such accounting firm shall be paid by Merck.

      5.6.3 Merck shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Merck, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Nastech's independent accountant to the same extent required of Merck under this Agreement.

      5.6.4 Upon the expiration of [***] following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Nastech, and Merck and its Related Parties shall be released from any liability or accountability with respect to royalties for such year.

      5.6.5 Nastech shall treat all financial information subject to review under this Section 5.6 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Merck and/or its Related Parties obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

5.7 PAYMENT EXCHANGE RATE. All payments to be made by Merck to Nastech under this Agreement shall be made in United States dollars and may be paid by check made to the order of Nastech or bank wire transfer in immediately available funds to such bank account in the United States designated in writing by Nastech from time to time. In the case of sales outside the United States,

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      the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due Nastech shall be made at the rate of exchange utilized by Merck in its worldwide accounting system, prevailing on the third to the last business day of the month prior to the month in which such sales are recorded by Merck.

5.8 INCOME TAX WITHHOLDING. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this
      Article 5, Merck shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this
      Article 5. Merck shall submit appropriate proof of payment of the withholding taxes to Nastech within a reasonable period of time.

ARTICLE 6 REPRESENTATIONS AND WARRANTIES

6.1   REPRESENTATIONS AND WARRANTIES.

      Nastech represents and warrants to Merck that as of the date of this
Agreement:

      6.1.1 to the best of Nastech's knowledge, the Nastech Patent Rights and Nastech Know-How exist and are not invalid or unenforceable, in whole or in part;

      6.1.2 it has the full right, power and authority to enter into this Agreement, to perform the Development Program and to grant the licenses granted under Article 3 hereof;

      6.1.3 it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Nastech Patent Rights or Nastech Know-How;

      6.1.4 to the best of Nastech's knowledge, it is the sole and exclusive owner of the Nastech Patent Rights and Nastech Know-How, all of which are (and shall be, in the case of Nastech Information and Invention) free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership whatsoever with respect to the Nastech Patent Rights and Nastech Know-How;

      6.1.5 to the best of Nastech's knowledge, the exercise of the license granted to Merck under the Nastech Patent Rights and Nastech Know-How, including without limitation the development, manufacture, use, sale and import of Products do not interfere with or infringe any intellectual property rights owned or possessed by any Third Party;

      6.1.6 there are no claims, judgments or settlements against or owed by the Nastech or pending or threatened claims or litigation relating to the Nastech Patent Rights and Nastech Know-How; and

      6.1.7 Nastech has disclosed to Merck all reasonably relevant information regarding the Nastech Patent Rights and Nastech Know-How licensed under this Agreement, including without limitation all patent opinions obtained by Nastech related thereto.

      6.1.8 Nastech has delivered to Merck a true and complete copy (subject to redaction of financial and other information not material to Nastech's ability to sublicense rights

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            licensed thereunder to Merck under this Agreement) of that certain
            License Agreement by and between Nastech and [***]; and that certain License Agreement between Nastech and [***], including any and all amendments, side letters, or other modifications thereto, in each case as it is in effect as of the Effective Date (collectively, the "NASTECH THIRD PARTY LICENSE AGREEMENTS"). Nastech hereby represents and warrants that under each Nastech Third Party License Agreement, it has the necessary rights to sublicense all patent rights granted to Nastech under such Nastech Third Party License Agreement as Nastech Patent Rights, to Merck consistent with the licenses granted to Merck by Nastech under Sections 3.1 and 3.2. Nastech further covenants and agrees that during the term of this Agreement (a) it will satisfy all of its obligations under, and take all steps necessary to maintain in full force and effect, each of the Nastech Third Party License Agreements; (b) it will not assign, amend, restate, amend and restate, terminate in whole or in part, or otherwise modify any of the Nastech Third Party License Agreements in a manner that would adversely affect Merck's rights or obligations hereunder without the prior written consent of Merck; and (c) it will provide Merck with prompt notice of any claim of a material breach under any Nastech Third Party License Agreement made by either Nastech or a respective counter party thereto.

ARTICLE 7 PATENT PROVISIONS.

7.1 FILING, PROSECUTION AND MAINTENANCE OF PATENTS. Nastech agrees to file, prosecute and maintain in the Territory, upon appropriate consultation with Merck, the Nastech Patent Rights licensed to Merck under this Agreement. With respect to Joint Information and Inventions, Merck agrees to file, prosecute and maintain patent applications and Nastech agrees to cooperate with Merck in such actions. With respect to Nastech Information and Inventions, Nastech may elect not to file and if so Nastech shall notify Merck and Merck shall have the right to file patent applications. In such event, Nastech shall execute such documents and perform such acts at Nastech's expense as may be reasonably necessary to effect an assignment of such Nastech Patent Rights to Merck in a timely manner to allow Merck to continue such prosecution or maintenance. In each case, the filing Party shall give the non-filing Party an opportunity to review the text of the application before filing, shall consult with the non-filing Party with respect thereto, and shall supply the non-filing Party with a copy of the application as filed, together with notice of its filing date and serial number. Nastech shall keep Merck advised of the status of the actual and prospective patent filings and, upon Merck's request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings. Nastech shall also inform Merck in a timely manner of any communications Nastech receives from the relevant patent office with respect to the filing, prosecution and maintenance of such patent filings. Nastech shall promptly give notice to Merck of the grant, lapse, revocation, surrender, invalidation or abandonment of any Nastech Patent Rights licensed to Merck for which Nastech is responsible for the filing, prosecution and maintenance. With respect to all filings hereunder, the filing Party shall be responsible for payment of all costs and expenses related to such filings.

7.2 OPTION OF OTHER PARTY TO PROSECUTE AND MAINTAIN PATENTS. Nastech shall give notice to Merck of any desire to cease prosecution and/or maintenance of Nastech Patent Rights on a country by country basis in the Territory and, in such case, shall permit Merck, in its sole discretion, to continue prosecution or maintenance of such Nastech Patent Rights at its own expense. If Merck elects to continue prosecution or maintenance or to file based on Nastech's election not to file pursuant to Section 7.1 above, Nastech shall execute such documents and perform such acts at

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      Nastech's expense as may be reasonably necessary to effect an assignment of such Nastech Patent Rights to Merck in a timely manner to allow Merck to continue such prosecution or maintenance. Any patents or patent applications so assigned shall not be considered Nastech Patent Rights. Merck may, in its discretion, elect not to file, cease prosecution and/or maintenance of Joint Inventions Patent Rights on a country by country basis in the Territory and, in such case, shall give notice to Nastech of any such desire and permit Nastech, in its sole discretion, to file and/or continue prosecution or maintenance of such Joint Inventions Patent Rights at its own expense. If Nastech elects to continue prosecution or maintenance or to file based on Merck's election not to file Joint Inventions Patent Rights, Merck shall execute such documents and perform such acts at Merck's expense as may be reasonably necessary to effect an assignment of such Merck Joint Inventions Patent Rights to Nastech in a timely manner to allow Nastech to continue such prosecution or maintenance.

7.3   INTERFERENCE, OPPOSITION, REEXAMINATION AND REISSUE.

      7.3.1 Nastech shall, within ten (10) days of learning of such event, inform Merck of any request for, or filing or declaration of, any interference, opposition, reissue or reexamination relating to Nastech Patent Rights. Merck and Nastech shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. Merck shall have the right to review and approve any submission to be made in connection with such proceeding.

      7.3.2 Nastech shall not initiate any reexamination, interference or reissue proceeding relating to Patent Rights without the prior written consent of Merck, which consent shall not be unreasonably withheld.

      7.3.3 In connection with any interference, opposition, reissue, or reexamination proceeding relating to Patent Rights, Merck and Nastech will cooperate fully and will provide each other with any information or assistance that either may reasonably request. Nastech shall keep Merck informed of developments in any such action or proceeding, including, to the extent permissible by law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

      7.3.4 Nastech shall bear the expense of any interference, opposition, reexamination, or reissue proceeding relating to Nastech Patent Rights.

      7.3.5 Regardless of which Party has the right to initiate and prosecute such action, both Parties shall, as soon as practicable after receiving notice of such action, convene and consult with each other regarding the appropriate course of conduct for such action. The non-initiating Party shall have the right to be kept fully informed and participate in decisions regarding the appropriate course of conduct for such action, and the right to join and participate in such action.

      7.3.6 [***].

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7.4   ENFORCEMENT AND DEFENSE.

      7.4.1 Nastech shall give Merck notice of either (i) any infringement of Nastech Patent Rights, or (ii) any misappropriation or misuse of Nastech Know-How, that may come to Nastech's attention. Merck and Nastech shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both Merck and Nastech, to terminate any infringement of Nastech Patent Rights or any misappropriation or misuse of Nastech Know-How. [***].

      7.4.2 [***].

      7.4.3 [***].

      7.4.4 [***]:

            (a)   [***];

            (b)   [***]; and

            (c)   [***].

      7.4.5 Nastech shall inform Merck of any certification regarding any Nastech Patent Rights it has received pursuant to either 21
            U.S.C. Sections 355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or it successor provisions or any similar provisions in a country in the Territory other than the United States and shall provide Merck with a copy of such certification within five (5) days of receipt. Nastech's and Merck's rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in subsections 7.4.1 through 7.4.4; provided, however, that Nastech shall exercise its first right to initiate and prosecute any action and shall inform Merck of such decision within ten (10) days of receipt of the certification, after which time Merck shall have the right to initiate and prosecute such action. Regardless of which Party has the right to initiate and prosecute such action, both Parties shall, as soon as practicable after receiving notice of such certification, convene and consult with each other regarding the appropriate course of conduct for such action. The non-initiating Party shall have the right to be kept fully informed and participate in decisions regarding the appropriate course of conduct for such action, and the right to join and participate in such action.

7.5 PATENT TERM RESTORATION. The Parties hereto shall cooperate with each other, including without limitation to provide necessary information and assistance as the other Party may reasonably request, in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Patent Rights. In the event that elections with respect to obtaining such patent term restoration are to be made, Merck shall have the right to make the election and Nastech agrees to abide by such election.

7.6   [***].

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ARTICLE 8 TERM AND TERMINATION

8.1 TERM AND EXPIRATION. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Sections 8.2 or 8.3 below, this Agreement shall continue in effect until expiration of all royalty obligations hereunder. Upon expiration of this Agreement, the licenses granted to Merck pursuant to Section 3.1 and 3.2 shall become fully paid-up, perpetual licenses.

8.2 TERMINATION BY MERCK. Notwithstanding anything contained herein to the contrary, Merck shall have the right to terminate this Agreement at any time in its sole discretion by giving [***] advance written notice to Nastech; provided that if Merck terminates this Agreement under this
      Section 8.2 prior to [***] such termination shall be effective [***]. Until the date that such termination is effective each Party will remain subject to its obligations under this Agreement. Not later than [***] days after the effective date of such termination, each Party shall return or cause to be returned to the other Party all Information in tangible form received from the other Party and all copies thereof, except that each Party may retain any Information reasonably necessary for such Party's continued practice under any license(s) which do not terminate pursuant to this Section, and may keep one copy of Information received from the other Party in its confidential files for record purposes. In the event of termination under this Section 8.2: (i) each Party shall pay all amounts then due and owing to the other Party as of the termination date; and (ii) except for the surviving provisions set forth in Section 8.4, the rights and obligations of the Parties hereunder shall terminate as of the date of such termination; provided, however, that the license granted to Merck in [***] and the license granted to Nastech in [***] shall [***]. In the event of termination under this Section 8.2, with respect to any Product that was under clinical development or commercialization by Merck under this Agreement at the time of such termination and only to the extent that such Product [***] (collectively, the "REVERTED PRODUCTS"), at the written request of Nastech made within thirty (30) days after the effective date of such termination:

      8.2.1 Merck shall grant to Nastech [***];

      8.2.2 the license granted by Merck to Nastech under this Section 8.2 shall [***] without the prior written consent of Merck; provided that if [***]; and

      8.2.3 [***].

8.3   TERMINATION FOR CAUSE.

      8.3.1 CAUSE FOR TERMINATION. This Agreement may be terminated at any time during the term of this Agreement:

            (a) upon written notice by either Party if the other Party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within [***] after notice requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the [***] cure period shall be tolled until such time as the dispute is resolved pursuant to Section 9.7 hereof; or

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            (b)   by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.

      8.3.2 Effect of Termination for Cause on License.

            (a)   (i)   If Merck terminates this Agreement under Section
                        8.3.1(a), Merck's rights under the licenses [***] shall survive termination and become perpetual licenses, [***]. Nastech shall, within [***] after the effective date of such termination return or cause to be returned to Merck all Nasal Formulations or Products (except to the extent otherwise provided in the Supply Agreement), all Information in tangible form, and all substances or compositions delivered or provided by Merck, as well as any other material provided by Merck in any medium.

                  (ii) If Nastech terminates this Agreement under subsection 8.3.1(a), Merck's licenses [***] shall terminate as of such termination date and Merck shall, within [***] days after the effective date of such termination, return or cause to be returned to Nastech all Information in tangible form and substances or compositions delivered or provided by Nastech, as well as any other material provided by Nastech in any medium; provided, however, that the license granted to Merck in Section 3.1.6 shall continue in accordance with its terms.

            (b)   Upon termination of this Agreement by Merck pursuant to
                  Section 8.2, or by Nastech pursuant to subsection 8.3.1(a), Merck and its Affiliates, sublicensees and distributors shall be entitled, during the [***] month period immediately following the effective date of termination, to finish any work-in-progress and to sell any Nasal Formulation remaining in inventory, in accordance with the terms of this Agreement unless otherwise provided in the Supply Agreement.

            (c) If this Agreement is terminated by Merck pursuant to subsection 8.3.1(b) due to the rejection of this Agreement by or on behalf of Nastech under Section 365 of the United States Bankruptcy Code (the "CODE"), all licenses and rights to licenses granted under or pursuant to this Agreement by Nastech to Merck are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Code. The Parties agree that Merck, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against Nastech under the Code, Merck shall be entitled to a complete duplicate of or complete access to (as Merck deems appropriate), any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to Merck (i)

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                  upon any such commencement of a bankruptcy proceeding upon written request therefore by Merck, unless Nastech elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Nastech upon written request therefore by Merck.

      The foregoing provisions of subsection 8.3.2 are without prejudice to any rights Merck may have arising under the Code or other applicable law.

8.4 EFFECT OF EXPIRATION OR TERMINATION; SURVIVAL. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including without limitation the obligation to pay royalties for Product(s) sold prior to such expiration or termination. The provisions of Article 4 shall survive the expiration or termination of this Agreement and shall continue in effect for [***] years. In addition, the provisions of Article 1, Article 6, Article 7 (for clarity, subject to the provisions of [***]), Article 8 and Article 9 shall survive any expiration or termination of this Agreement.

ARTICLE 9 MISCELLANEOUS

9.1 FORCE MAJEURE. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

9.2   ASSIGNMENT; CHANGE OF CONTROL.

      9.2.1 Except as provided in this Section 9.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party.

      9.2.2 Merck may, without consent of Nastech, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of Merck or in connection with a Change of Control.

      9.2.3 Nastech may assign this Agreement in its entirety to the successor party in connection with a Change of Control; provided that [***], then Nastech shall provide written notice to Merck at least [***] days prior to the completion of [***] and Merck shall have the right, at Merck's election at any time after such notice to [***].

            (a)   [***];

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COMMISSION.]

            (b)   [***];

            (c)   [***];

            (d)   [***];

            (e)   [***];

            (f)   [***].

      9.2.4 Any attempted assignment not in accordance with this Section 9.2 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.

9.3   STANDSTILL. [***]

      [***].

9.4 SEVERABILITY. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

9.5 NOTICES. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

      if to Nastech, to:         Nastech Pharmaceutical Company Inc.
                                 3450 Monte Villa Parkway
                                 Bothell, WA 98021
                                 Attention: Office of the Chief Executive
                                            Officer and President
                                 Facsimile No.: [***]

      and:                       Pryor Cashman Sherman & Flynn LLP
                                 410 Park Avenue
                                 New York, NY  10022
                                 Attention: Lawrence Remmel
                                 Facsimile No.: (212) 326-0806

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ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION.]

      if to Merck, to:           Merck & Co., Inc.
                                 One Merck Drive
                                 [***]
                                 Whitehouse Station, NJ 08889-0100
                                 Attention: [***]
                                 Facsimile No.: [***]

      and                        Merck & Co., Inc.
                                 One Merck Drive
                                 Attention: [***]
                                 [***]
                                 Whitehouse Station, NJ 08889-0100
                                 Facsimile No.: [***]

      or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day);
      (b) on the business day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing if sent by mail.

9.6 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the patent laws of the United States without reference to any rules of conflict of laws or renvoi.

9.7   DISPUTE RESOLUTION.

      9.7.1 The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an "Excluded Claim" shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association ("AAA"), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

      9.7.2 The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business: within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

      9.7.3 Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property

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COMMISSION.]

            of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party's compensatory damages. Each Party shall bear its own costs and expenses and attorneys' fees and an equal share of the arbitrators' fees and any administrative fees of arbitration.

      9.7.4 Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

      9.7.5 The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

      9.7.6 As used in this Section, the term "EXCLUDED CLAIM" shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

9.8 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof and supercedes and cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

      Notwithstanding anything to the contrary in the foregoing, those certain confidentiality agreements between the Parties [***] shall remain in full force and effect with respect to the subject matter thereof and information disclosed thereunder.

9.9 HEADINGS. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

9.10 INDEPENDENT CONTRACTORS. It is expressly agreed that Nastech and Merck shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Nastech nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

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COMMISSION.]

9.11 WAIVER. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure of such other Party, whether of a similar nature or otherwise.

9.12 CUMULATIVE REMEDIES. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

9.13 WAIVER OF RULE OF CONSTRUCTION. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

9.14 SUCCESSOR AND ASSIGNS. This Agreement shall be binding on the permitted successors and assigns of the Parties hereto.

9.15 CERTAIN CONVENTIONS. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as "herein", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, and (d) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "but not limited to", "without limitation", "inter alia" or words of similar import.

9.16 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   [REMINDER OF PAGE INTENTIONAL LEFT BLANK.]

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COMMISSION.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

MERCK & CO., INC.                       NASTECH PHARMACEUTICAL COMPANY INC.

BY: /s/ Raymond V. Gilmartin               BY: /s/ Steven C. Quay
    ---------------------------            -------------------------------------
    Raymond V. Gilmartin                   Steven C. Quay
    Chairman, President and CEO            Chief Executive Officer and President

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COMMISSION.]

                                  SCHEDULE 1.33

                                      [***]

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COMMISSION.]

                                  SCHEDULE 1.37

                                      [***]

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COMMISSION.]

                                  SCHEDULE 1.47

                                      [***]

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COMMISSION.]

                                  SCHEDULE 3.4

                           NASTECH CO-PROMOTION RIGHTS

GENERAL. This Schedule 3.4 (this "SCHEDULE"; capitalized terms not otherwise defined in this Schedule shall have the meaning given such terms in the Agreement to which this Schedule is attached) sets out the terms under which Nastech may Detail (as defined below). [***] pursuant to Section 3.4.3 of the Agreement. As used in this Schedule, "Detail" and "Detailing" means one-on-one, face-to-face meeting, between one or more target Specialists for a Product and a qualified, well-trained sales representative employee of either Party, during which Product information is communicated orally to the Specialists that is in addition to any discussion regarding the Specialists' sample needs.

A. CO-PROMOTION AGREEMENT. Unless otherwise agreed, the Co-Promotion Agreement shall include the following provisions, among other appropriate and customary provisions:

      a. Recruitment and Training; Branding. Nastech sales representative shall be recruited by Nastech with a profile agreed to by Merck, [***]. All Nastech sales representatives will have been recruited and trained by Nastech, at Nastech's sole expense, subject to the remaining provisions of this paragraph. The Nastech sales representatives will be trained on the Product by Merck with the training facilities, trainers and training materials being provided by Merck at Merck's expense, and such training of the Nastech representatives related to the Product will be equivalent to training received by the corresponding Merck sales force. [***].

      b.    Size of Nastech Sales Force and Territories. [***].

      c. Launch Meeting. The Nastech representatives will attend the [***]. Merck shall keep Nastech apprised of its anticipated launch date for Product.

      d.    [***].

      e. Content of Details. The form and content of all information communicated in all Details or other communications to health care professionals shall be pre-approved by Merck, and Merck shall specify the Target Prescribers for all Nastech Details. Nastech and Merck sales representatives shall not engage in any pre-marketing activities for Products prohibited by applicable law or regulations. Nastech will limit its claims of efficacy and safety for the Products to those which are consistent with Merck's approved labeling for the Products and shall provide appropriate balance in all communications regarding the Products. Nastech shall Detail the Products in strict adherence to all applicable legal, regulatory, professional and policy requirements, including, but not limited to, all applicable Merck policies, as they may exist from time to time.

      f.    Compensation for Detailing. [***].

      g.    Schedule of Payments for Detailing. [***].

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COMMISSION.]

      h.    Bonus Incentives. [***].

      i. Performance Criteria. Merck shall establish a minimum number of Details to be conducted. [***].

      j. Sampling and Promotional Materials. Merck shall provide Nastech sales representatives equal access to all promotional materials without additional cost to Nastech. Merck shall likewise provide samples to Nastech representatives in a manner and quantity consistent with its provision of samples to its own sales force.

      k. Maintenance and Audit of Records. Under the Co-Promotion Agreement, Nastech will be responsible for the maintenance of accurate records of the activities of its sales representatives, including, without limitation, an accurate monthly record of the number of Details and its sales representatives costs. Merck shall have the right to review and audit all such records of Nastech.

      l. [***] /No Assignment. [***] Nastech shall not be entitled to assign, sublicense, delegate or otherwise transfer all or any portion of its Product co-promotion right.

      m. Remedies. A provision for remedies to Merck in the event that Nastech after entering into a Co-Promotion Agreement does not provide or ceases to provide the agreed upon level of support for a Product.

      n. Miscellaneous Provisions. The Co-Promotion Agreement will include other customary and appropriate provisions, including, without limitation, provisions relating to confidentiality, adverse experience reporting, indemnity, arbitration, public announcements, etc. Merck shall control and manage trademark selection, registration, regulatory and all other governmental interactions, distribution, pricing strategy, reimbursement strategies, managed care and hospital contracting, promotional strategy and message, medical legal review of the content of promotional materials and all disputes and litigation, if any, with Third Parties. Nastech shall be obligated to comply with all laws and regulations relating to interactions between sales personnel and prescribers.

      o. Term and Termination. The term of the Co-Promotion Agreement shall be for as long as Nastech is actively co-promoting Product(s) (subject to satisfaction of mutually agreed objective performance criteria). The Co-Promotion Agreement shall be subject to termination:

            (i)   by Merck in the event of [***];

            (ii) by Merck at any time, with a [***] notice period and an opportunity for Nastech to meet the expected Detail levels, if it is evident that Nastech is not meeting the expected minimum Detail levels;

            (iii) by Nastech at any time with a [***] notice period;

            (iv) by either Party in the event of termination or expiration of the Agreement;

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            (v)   by either Party in the event of an uncured material breach by the other Party, including, but not limited to, a violation by Nastech in promoting any of the Products of any applicable law, regulation or Merck policy or procedure applicable to the sale and promotion of such Product; or

            (vi) by either Party in the event of other mutually agreed termination events as set forth in the Co-Promotion Agreement (breach, bankruptcy, etc.).

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